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EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated July 17, 2002, accompanying the consolidated financial statements included in the Annual Report of International Lottery & Totalizator Systems, Inc. on Form 10-KSB for the year ended April 30, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statements of International Lottery & Totalizator Systems, Inc. on Forms S-8 (File No. 2-99618, No. 33-34123, No. 33-79938, No. 33-69008 and No.
33-78194).


/S/ GRANT THORNTON, LLP



Irvine, California
July 17, 2002